ISSUER FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration Statement No. 333-200212

Dated May 6, 2015

ETRACS

ETRACS Full ETN List

ETRACS Exchange-traded notes (ETNs) are senior, unsecured, unsubordinated debt securities that are designed to track the total return of a specific market index, less investor fees, and provide investors with exposure to the total returns of various market indices, including indices linked to stocks, bonds, commodities and currencies.

ETRACS are innovative new investment products offering easy access to markets and strategies that may not be readily available to individual investors. After their initial offering, ETRACS ETNs can be bought and sold through a broker or financial advisor on a US securities exchange. ETNs are not equities or index funds, but they do share several characteristics with those products.

ETN by Asset Class	Ticker Symbol	Fee	Exchange	Maturity Date	Prospectus/ Supplements
Business Development Companies (BDCs)
2xLeveraged Wells Fargo Business Development Company Index ETN	BDCL	85bps	NYSE Arca	05/25/41	Prospectus Supplement
Wells Fargo Business Development Company Index ETN	BDCS	85bps	NYSE Arca	04/26/41	Prospectus Supplement
Commodities
Bloomberg Commodity Index TR1 ETN*	DJCI	50bps	NYSE Arca	10/31/39	Prospectus Supplement
CMCI Food TR ETN	FUD	65bps	NYSE Arca	04/05/38	Prospectus Supplement
CMCI Long Platinum TR ETN	PTM	65bps	NYSE Arca	05/14/18	Prospectus Supplement
CMCI Agriculture TR ETN	UAG	65bps	NYSE Arca	04/05/38	Prospectus Supplement
CMCI Livestock TR ETN	UBC	65bps	NYSE Arca	04/05/38	Prospectus Supplement
CMCI Gold TR ETN	UBG	30bps	NYSE Arca	04/05/38	Prospectus Supplement
CMCI Industrial Metals TR ETN	UBM	65bps	NYSE Arca	04/05/38	Prospectus Supplement
CMCI Energy TR ETN	UBN	65bps	NYSE Arca	04/05/38	Prospectus Supplement
CMCI TR ETN	UCI	65bps	NYSE Arca	04/05/38	Prospectus Supplement
CMCI Silver TR ETN	USV	40bps	NYSE Arca	04/05/38	Prospectus Supplement
Equities
Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN	DVYL	35bps	NYSE Arca	05/22/42	Pricing Supplement
Monthly Pay 2xLeveraged US High Dividend Low Volatility ETN	HDLV	85bps	NYSE Arca	09/30/44	Pricing Supplement
Monthly Reset 2xLeveraged ISE Exclusively Homebuilders ETN	HOML	85bps	NYSE Arca	03/13/45	Pricing Supplement
ISE Exclusively Homebuilders ETN	HOMX	40bps	NYSE Arca	03/13/45	Prospectus Supplement
Monthly Pay 2xLeveraged S&P Dividend Aristocrats ETN	SDYL	30bps	NYSE Arca	05/22/42	Pricing Supplement
Monthly Pay 2xLeveraged US Small Cap High Dividend ETN	SMHD	85bps	NYSE Arca	02/06/45	Pricing Supplement
Monthly Reset 2xLeveraged S&P 500 TR ETN	SPLX	85bps	NYSE Arca	03/25/44	Pricing Supplement
S&P 500 VEQTOR Switch ETN	VQTS	95bps	NYSE Arca	12/02/44	Prospectus Supplement
Hybrid
Monthly Pay 2xLeveraged Closed-End Fund ETN	CEFL	50bps	NYSE Arca	12/10/43	Pricing Supplement
Diversified High Income ETN	DVHI	84bps	NYSE Arca	09/18/43	Prospectus Supplement
Monthly Pay 2xLeveraged Diversified High Income ETN	DVHL	85bps	NYSE Arca	11/12/43	Pricing Supplement
S&P 500 Gold Hedged Index ETN	SPGH	85bps	NYSE Arca	01/30/40	Prospectus Supplement
Master Limited Partnerships (MLPs)
Alerian MLP Index ETN	AMU	80bps	NYSE Arca	07/18/42	Prospectus Supplement
Wells Fargo MLP Ex-Energy ETN	FMLP	85bps	NYSE Arca	06/10/44	Prospectus Supplement
Monthly Pay 2xLeveraged Wells Fargo® MLP Ex-Energy ETN	LMLP	85bps	NYSE Arca	06/24/44	Pricing Supplement
Alerian Natural Gas MLP Index ETN	MLPG	85bps	NYSE Arca	07/09/40	Prospectus Supplement
Alerian MLP Infrastructure Index ETN	MLPI	85bps	NYSE Arca	04/02/40	Prospectus Supplement
2xMonthly Leveraged Long Alerian MLP Infrastructure Index ETN	MLPL	85bps	NYSE Arca	07/09/40	Prospectus Supplement
1xMonthly Short Alerian MLP Infrastructure TR1 Index ETN	MLPS	85bps	NYSE Arca	10/01/40	Prospectus Supplement
Wells Fargo MLP Index ETN	MLPW	85bps	NYSE Arca	10/29/40	Prospectus Supplement
Real Estate Investment Trusts (REITs)
Monthly Pay 2xLeveraged MSCI US REIT ETN	LRET	85bps	NYSE Arca	05/05/45	Pricing Supplement
Monthly Pay 2xLeveraged Mortgage REIT ETN	MORL	40bps	NYSE Arca	10/16/42	Pricing Supplement
Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN	RWXL	60bps	NYSE Arca	03/19/42	Pricing Supplement

 1TR=Total Return

 *Formerly known as ETRACS DJ-UBS Commodity Index Total Return ETN. Name change effective as July 1, 2014.

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ETRACS Full ETN List

Volatility
S&P 500 VEQTOR Switch ETN	VQTS	95bps	NYSE Arca	12/02/44	Prospectus Supplement
Daily Long-Short VIX ETN	XVIX	85bps	NYSE Arca	11/30/40	Prospectus Supplement

ETN by Strategy	Ticker Symbol	Fee	Exchange	Maturity Date	Prospectus/ Supplements
Alpha Strategies
S&P 500 VEQTOR Switch ETN	VQTS	95bps	NYSE Arca	12/02/44	Prospectus Supplement
Daily Long-Short VIX ETN	XVIX	85bps	NYSE Arca	11/30/40	Prospectus Supplement
Income
Alerian MLP Index ETN	AMU	80bps	NYSE Arca	07/18/42	Pricing supplement
2xLeveraged Wells Fargo Business Development Company Index ETN	BDCL	85bps	NYSE Arca	05/25/41	Prospectus Supplement
Wells Fargo Business Development Company Index ETN	BDCS	85bps	NYSE Arca	04/26/41	Prospectus Supplement
Monthly Pay 2xLeveraged Closed-End Fund ETN	CEFL	50bps	NYSE Arca	12/10/43	Pricing Supplement
Diversified High Income ETN	DVHI	84bps	NYSE Arca	09/18/43	Prospectus Supplement
Monthly Pay 2xLeveraged Diversified High Income ETN	DVHL	85bps	NYSE Arca	11/12/43	Pricing Supplement
Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN	DVYL	35bps	NYSE Arca	05/22/42	Pricing Supplement
Wells Fargo MLP Ex-Energy ETN	FMLP	85bps	NYSE Arca	06/10/44	Prospectus Supplement
Monthly Pay 2xLeveraged US High Dividend Low Volatility ETN	HDLV	85bps	NYSE Arca	09/30/44	Pricing Supplement
Monthly Pay 2xLeveraged Wells Fargo® MLP Ex-Energy ETN	LMLP	85bps	NYSE Arca	06/24/44	Pricing Supplement
Monthly Pay 2xLeveraged MSCI US REIT ETN	LRET	85bps	NYSE Arca	05/05/45	Pricing Supplement
Alerian Natural Gas MLP Index ETN	MLPG	85bps	NYSE Arca	07/09/40	Prospectus Supplement
Alerian MLP Infrastructure Index ETN	MLPI	85bps	NYSE Arca	04/02/40	Prospectus Supplement
2xMonthly Leveraged Long Alerian MLP Infrastructure Index ETN	MLPL	85bps	NYSE Arca	07/09/40	Prospectus Supplement
Wells Fargo MLP Index ETN	MLPW	85bps	NYSE Arca	10/29/40	Prospectus Supplement
Monthly Pay 2xLeveraged Mortgage REIT ETN	MORL	40bps	NYSE Arca	10/16/42	Pricing Supplement
Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN	RWXL	60bps	NYSE Arca	03/19/42	Prospectus Supplement
Monthly Pay 2xLeveraged S&P Dividend ETN	SDYL	30bps	NYSE Arca	05/22/42	Pricing Supplement
Monthly Pay 2xLeveraged US Small Cap High Dividend ETN	SMHD	85bps	NYSE Arca	02/06/45	Pricing Supplement
Leverage
2xLeveraged Long Wells Fargo Business Development Company Index ETN	BDCL	85bps	NYSE Arca	05/25/41	Prospectus Supplement
Monthly Pay 2xLeveraged Closed-End Fund ETN	CEFL	50bps	NYSE Arca	12/10/43	Pricing Supplement
Monthly Pay 2xLeveraged Diversified High Income ETN	DVHL	85bps	NYSE Arca	11/12/43	Pricing Supplement
Monthly Pay 2xLeveraged Dow Jones Select Dividend Index ETN	DVYL	35bps	NYSE Arca	05/22/42	Pricing Supplement
Monthly Pay 2xLeveraged US High Dividend Low Volatility ETN	HDLV	85bps	NYSE Arca	09/30/44	Pricing Supplement
Monthly Reset 2xLeveraged ISE Exclusively Homebuilders ETN	HOML	85bps	NYSE Arca	03/13/45	Pricing Supplement
Monthly Pay 2xLeveraged Wells Fargo® MLP Ex-Energy ETN	LMLP	85bps	NYSE Arca	06/24/44	Pricing Supplement
Monthly Pay 2xLeveraged MSCI US REIT ETN	LRET	85bps	NYSE Arca	05/05/45	Pricing Supplement
2xMonthly Leveraged Long Alerian MLP Infrastructure Index ETN	MLPL	85bps	NYSE Arca	07/09/40	Prospectus Supplement
Monthly Pay 2xLeveraged Mortgage REIT ETN	MORL	40bps	NYSE Arca	10/16/42	Pricing Supplement
Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN	RWXL	60bps	NYSE Arca	03/19/42	Pricing Supplement
Monthly Pay 2xLeveraged S&P Dividend ETN	SDYL	30bps	NYSE Arca	05/22/42	Pricing Supplement
Monthly Pay 2xLeveraged US Small Cap High Dividend ETN	SMHD	85bps	NYSE Arca	02/06/45	Pricing Supplement
Monthly Reset 2xLeveraged S&P 500 TR ETN	SPLX	85bps	NYSE Arca	03/25/44	Pricing Supplement

The contact information provided is for general inquiries regarding ETRACS. Inquiries addressed to UBS, whether through phone or email, may be viewed, handled or answered by, or otherwise available to, third parties. Accordingly, confidential information should not be communicated using the contact details provided above. Personal inquiries involving customer-specific problems and/or that include confidential client information should be placed through your financial intermediary.

This material is issued by UBS AG and/or an affiliate thereof (“UBS”). Products and services mentioned in this material may not be available for residents of certain jurisdictions. Past performance is not necessarily indicative of future results. Please consult the restrictions relating to the product or service in question for further information. Activities with respect to US securities are conducted through UBS Securities LLC, a US broker/dealer. Member of SIPC (http://www.sipc.org/).

ETRACS ETNs are sold only in conjunction with the relevant offering materials. UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement, or a product supplement and pricing supplement, for the offering of the ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offering to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www. sec.gov. Alternatively, you can request the prospectus and the applicable prospectus supplement, or product supplement and pricing supplement, by calling toll-free (+1-877-387 2275). In the US, securities underwriting, trading and brokerage activities and M&A advisor activities are provided by UBS Securities LLC, a registered broker/dealer that is a wholly owned subsidiary of UBS AG, a member of the New York Stock Exchange and other principal exchanges, and a member of SIPC. UBS Financial Services Inc. is a registered broker/dealer and affiliate of UBS Securities LLC.

UBS specifically prohibits the redistribution or reproduction of this material in whole or in part without the prior written permission of UBS and UBS accepts no liability whatsoever for the actions of third parties in this respect. © UBS 2015. The key symbol, UBS and ETRACS are among the registered and unregistered trademarks of UBS. UBS Bloomberg Constant Maturity Commodity Index, UBS Bloomberg CMCI and CMCI are service marks of UBS and/or Bloomberg. Covered by US Patent Nos. 8,175,949 and 8,195,543. All rights reserved. UBS assumes sole responsibility for this marketing material, which has not been reviewed by Bloomberg.

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ETRACS Full ETN List

“Bloomberg®” and “Bloomberg Commodity Index Total Return” are service marks of Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”) and have been licensed for use for certain purposes by UBS AG and its affiliates. Bloomberg is not affiliated with UBS, and does not approve, endorse, review, or recommend the ETRACS. Bloomberg Commodity Index Total Return ETN. Neither Bloomberg nor UBS guarantees the timeliness, accurateness, or completeness of any data or information relating to the Bloomberg Commodity Index Total Return. UBS assumes sole responsibility for this marketing material, which has not been reviewed by Bloomberg. “Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500TM,” “S&P 500 Gold Hedged,” “S&P 500 VIX Futures Term-Structure Index ERTM,” “S&P 500 VIX Short-Term FuturesTM Index ER,” “S&P 500 VIX Mid-Term FuturesTM Index,” and “S&P High Yield Dividend Aristocrats®” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by UBS. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed to S&P. Alerian MLP Index, Alerian MLP Total Return Index, Alerian MLP Infrastructure Index, Alerian MLP Infrastructure Total Return Index, Alerian Natural Gas MLP Index, Alerian Natural Gas MLP Total Return Index, AMX, AMZX, AMZI, and ANGI are trademarks of Alerian and their use is granted under a license from Alerian.

The ETRACS ETNs are not sponsored, endorsed, sold or promoted by S&P or CBOE and neither S&P nor CBOE makes any representation regarding the advisability of investing in the ETNs. Wells Fargo Securities, Wells Fargo Securities, LLC, Wells Fargo, Wells Fargo Business Development Company Index and Wells Fargo® Master Limited Partnership Index are trademarks of Wells Fargo & Company and have been licensed for use by UBS AG. The ETRACS Wells Fargo MLP Index, ETRACS Wells Fargo Business Development Company Index, and ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index are not issued, guaranteed, sponsored, or advised by Wells Fargo & Company, Wells Fargo Securities, LLC or their subsidiaries and affiliates (collectively, “Wells Fargo”). Wells Fargo makes no representation or warranty, express or implied, to investors in the ETRACS ETNs or any member of the public regarding the ability of any data supplied by Wells Fargo or any Index to track financial instruments comprising the Index or any trading market and no guarantee of performance of the ETRACS Wells Fargo MLP Index, ETRACS Wells Fargo Business Development Company Index, and ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index. Wells Fargo & Company does not guarantee that the Index referenced by the ETRACS ETNs has been accurately calculated and shall not have any liability for any error in the calculation. Wells Fargo’s only relationship to UBS AG is the licensing of certain intellectual property rights relating to the Index as well as trademarks and trade names of Wells Fargo and of the data supplied by Wells Fargo that is determined, composed, compiled and calculated by Wells Fargo or a third party index calculator, without regard to the ETRACS Wells Fargo MLP Index, ETRACS Wells Fargo Business Development Company Index, and ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index. Wells Fargo has no obligation to take into consideration the ETRACS Wells Fargo MLP Index, ETRACS Wells Fargo Business Development Company Index, and ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index or investors in the ETRACS ETNs when determining, composing, compiling or calculating the data. Wells Fargo has no obligation or liability in connection with the issuance, listing, registration, distribution, administration, trading or redemption or settlement by the issuer or otherwise of the ETRACS Wells Fargo MLP Index, ETRACS Wells Fargo Business Development Company Index, and ETRACS 2xLeveraged Long Wells Fargo Business Development Company Index. WELLS FARGO DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR OF ANY DATA SUPPLIED BY IT OR ANY DATA INCLUDED THEREIN. WELLS FARGO MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS AG AND THE ETRACS WELLS FARGO MLP INDEX, ETRACS WELLS FARGO BUSINESS DEVELOPMENT COMPANY INDEX, OR ETRACS 2XLEVERAGED LONG WELLS FARGO BUSINESS DEVELOPMENT COMPANY INDEX OR ANY OTHER PERSON OR ENTITY FROM THE USE OF INDEX OR OF THE DATA SUPPLIED BY WELLS FARGO OR ANY DATA INCLUDED THEREIN. WELLS FARGO MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX AND THE DATA SUPPLIED BY WELLS FARGO OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL WELLS FARGO HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. “Dow Jones®,” “Dow Jones Global ex-U.S. Select Real Estate Securities IndexSM,” Dow Jones U.S. Select Dividend IndexSM , and “Dow Jones Indexes” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and have been licensed to CME and have been sublicensed for use for certain purposes by UBS AG. UBS AG’s ETRACS Monthly Pay 2xLeveraged Dow Jones International Real Estate ETN based on the Dow Jones Global ex-U.S. Select Real Estate Securities IndexSM and Monthly Pay 2xLeveraged Dow Jones Select Dividend ETN based on the Dow Jones U.S. Select Dividend IndexSM are not sponsored, endorsed, sold or promoted by CME Indexes, Dow Jones or their respective affiliates, and CME Indexes, Dow Jones and their respective affiliates make no representation regarding the advisability of trading in such product(s). The ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN is not sponsored, endorsed, sold or promoted by Market Vectors Index Solutions GmbH (“Licensor”) and Licensor makes no representation or warranty, express or implied, to the owners of the ETRACS Monthly Pay 2xLeveraged Mortgage REIT or any member of the public regarding the advisability of investing in securities generally or in the ETRACS Monthly Pay 2xLeveraged Mortgage REIT particularly or the ability of the Market Vectors® Global Mortgage REITs Index to track the performance of the mortgage REIT market. Market Vectors® Global Mortgage REITs Index (the “Index”) is the exclusive property of Market Vectors Index Solutions GmbH, which has contracted with Structured Solutions AG to maintain and calculate the Index. Structured Solutions AG uses its best efforts to ensure that the Index is calculated correctly. Irrespective of its obligations towards the Market Vectors Index Solutions GmbH, Structured Solutions AG has no obligation to point out errors in the Index to third parties including but not limited to investors and/or financial intermediaries of the financial instrument. The ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN is not sponsored, promoted, sold or supported in any other manner by Structured Solutions AG nor does Structured Solutions AG offer any express or implicit guarantee or assurance either with regard to the results of using the Index and/or Index trade mark or the Index Price at any time or in any other respect. Neither publication of the Index by Structured Solutions AG nor the licensing of the Index or Index trade mark for the purpose of use in connection with the financial instrument constitutes a recommendation by Structured Solutions AG to invest capital in said financial instrument nor does it in any way represent an assurance or opinion of Structured Solutions AG with regard to any investment in this financial instrument. Structured Solutions AG is not responsible for fulfilling the legal requirements concerning the accuracy and completeness of the financial instrument’s prospectus. ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN is not sponsored, endorsed, sold or promoted by Van Eck Associates Corporation (“Van Eck”). Van Eck makes no representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this Informational Material, or the advisability of investing in securities or financial instruments, or in the ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN. VAN ECK AND ITS AFFILIATES DO NOT GUARANTEE THE ACCURACY AND/OR COMPLETENESS OF THE INDEX OF ANY DATA INCLUDED THEREIN AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS, AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF, ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL VAN ECK OR ANY OF ITS AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. The NYSE® Diversified High Income Index is a service mark of NYSE Euronext or its affiliates (“NYSE Euronext”) and has been licensed for use by UBS AG in connection with the ETNs. The ETNs are not sponsored, endorsed, sold or promoted by NYSE Euronext. NYSE Euronext makes no representations or warranties regarding the ETNs or the ability of the Index to track the general stock market performance. NYSE EURONEXT MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE EURONEXT HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. “ISE High Income™”, “ISE™®” and “International Securities Exchange®” are trademarks of International Securities Exchange, LLC and have been licensed for use for certain purposes by UBS Securities LLC and its affiliates. UBS AG’s ETRACS based on the ISE High Income™ Index are not sponsored, endorsed, sold or promoted by ISE, and ISE makes no representation regarding the advisability of trading in such products.

The Securities are not sponsored, endorsed, sold or promoted by ISE. ISE makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of trading in the Securities. ISE’s only relationship to UBS is the licensing of certain trademarks and trade names of ISE and of the Index, which is determined, composed and calculated by ISE without regard to UBS or the Securities. ISE has no obligation to take the needs of UBS or the owners of the Securities into consideration in determining, composing or calculating the Index. ISE is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Securities to be listed or in the determination or calculation of the equation by which the Securities are to be converted into cash. ISE has no obligation or liability in connection with the administration, marketing or trading of the Securities.

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ISE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND ISE SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. ISE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. ISE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDING CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN ISE AND UBS.

The S&P 500® Total Return Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by UBS AG. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by UBS AG. ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500® Total Return Index.

The S&P 500® Total Return Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by UBS AG. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). The trademarks have been licensed to SPDJI and have been sublicensed for use for certain purposes by UBS AG. ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN or any member of the public regarding the advisability of investing in securities generally or in ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN particularly or the ability of the S&P 500® Total Return Index to track general market performance. S&P Dow Jones Indices only relationship to UBS AG with respect to the S&P 500® Total Return Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Total Return Index is determined, composed and calculated by S&P Dow Jones Indices without regard to UBS AG or the ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN. S&P Dow Jones Indices have no obligation to take the needs of UBS AG or the owners of ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN into consideration in determining, composing or calculating the S&P 500® Total Return Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN or the timing of the issuance or sale of ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN or in the determination or calculation of the equation by which ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of ETRACS Monthly Reset 2xLeveraged S&P 500® Total Return ETN. There is no assurance that investment products based on the S&P 500® Total Return Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTY THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® TOTAL RETURN INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANT ABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY UBS AG, OWNERS OF THE ETRACS MONTHLY RESET 2xLEVERAGED S&P 500® TOTAL RETURN ETN, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® TOTAL RETURN INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING .LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND UBS AG, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

NYSE Arca, Inc. (“NYSE Arca”), which acts as calculation agent for the Wells Fargo Master Limited Partnership Ex-Energy Index (the “Index”), is not affiliated with UBS AG, Wells Fargo & Company or Wells Fargo Securities, LLC (together, “Wells Fargo”) and does not approve, endorse, review or recommend this Product; ETRACS linked to the Wells Fargo® Master Limited Partnership Ex-Energy Index is based on the Index, and the value of such Index is derived from sources deemed reliable, but NYSE Arca and its suppliers do not guarantee the correctness or completeness of the Index, its values or other information furnished in connection with the Index.

NEITHER WELLS FARGO NOR NYSE ARCA MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF THE INDEX, TRADING BASED ON THE INDEX, OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE TRADING OF THE ETRACS LINKED TO THE WELLS FARGO® MASTER LIMITED PARTNERSHIP EX-ENERGY INDEX, OR FOR ANY OTHER USE.

ETRACS linked to the Wells Fargo® Master Limited Partnership Ex-Energy Index is not issued, guaranteed, sponsored, endorsed, sold or promoted by Wells Fargo & Company, Wells Fargo Securities, LLC or their subsidiaries and affiliates (collectively, “Wells Fargo”). Wells Fargo makes no representation or warranty, express or implied, to investors in the Product or any member of the public regarding the advisability of investing in securities generally or in the ETRACS Linked to the Wells Fargo® Master Limited Partnership Ex-Energy Index particularly or the ability of any data supplied by Wells Fargo or any Index to track financial instruments comprising the Index or any trading market. Wells Fargo’s only relationship to UBS AG is the licensing of certain intellectual property rights relating to the Index as well as trademarks and trade names of Wells Fargo and of the data supplied by Wells Fargo that is determined, composed, compiled and calculated by Wells Fargo or a third party index calculator, without regard to the ETRACS Linked to the Wells Fargo® Master Limited Partnership Ex-Energy Index. Wells Fargo has no obligation to take into consideration the ETRACS Linked to the Wells Fargo® Master Limited Partnership Ex-Energy or investors in the Product when determining, composing, compiling or calculating the data. Wells Fargo has no obligation or liability in connection with the listing, registration, distribution, administration, marketing, trading or redemption or settlement by the issuer or otherwise of the ETRACS Linked to the Wells Fargo® Master Limited Partnership Ex-Energy Index.

The financial instrument is not sponsored, promoted, sold or supported in any other manner by Solactive AG nor does Solactive AG offer any express or implicit guarantee or assurance either with regard to the results of using the Index and/or Index trade mark or the Index Price at any time or in any other respect. The Index is calculated and published by Solactive AG. Solactive AG uses its best efforts to ensure that the Index is calculated correctly. Irrespective of its obligations towards the Issuer, Solactive AG has no obligation to point out errors in the Index to third parties including but not limited to investors and/or financial intermediaries of the financial instrument. Neither publication of the Index by Solactive AG nor the licensing of the Index or Index trade mark for the purpose of use in connection with the financial instrument constitutes a recommendation by Solactive AG to invest capital in said financial instrument nor does it in any way represent an assurance or opinion of Solactive AG with regard to any investment in this financial instrument.

“ISE Exclusively Homebuilders™”, “ISE™®” and “International Securities Exchange®” are trademarks of International Securities Exchange, LLC and have been licensed for use for certain purposes by UBS Securities LLC and its affiliates. UBS AG’s ETRACS based on the ISE Exclusively Homebuilders™ Index are not sponsored, endorsed, sold or promoted by ISE, and ISE makes no representation regarding the advisability of trading in such products.

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The Securities are not sponsored, endorsed, sold or promoted by ISE. ISE makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of trading in the Securities. ISE’s only relationship to UBS is the licensing of certain trademarks and trade names of ISE and of the Index, which is determined, composed and calculated by ISE without regard to UBS or the Securities. ISE has no obligation to take the needs of UBS or the owners of the Securities into consideration in determining, composing or calculating the Index. ISE is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Securities to be listed or in the determination or calculation of the equation by which the Securities are to be converted into cash. ISE has no obligation or liability in connection with the administration, marketing or trading of the Securities.

ISE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND ISE SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. ISE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. ISE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ISE HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN ISE AND UBS.

The MSCI information may only be used for your internal use, may not be reproduced or redisseminated in any form and may not be used as a basis for or a component of any financial instruments or products or indices. None of the MSCI information is intended to constitute investment advice or a recommendation to make (or refrain from making) any kind of investment decision and may not be relied on as such. Historical data and analysis should not be taken as an indication or guarantee of any future performance analysis, forecast or prediction. The MSCI information is provided on an “as is” basis and the user of this information assumes the entire risk of any use made of this information. MSCI, each of its affiliates and each other person involved in or related to compiling, computing or creating any MSCI information (collectively, the “MSCI Parties”) expressly disclaims all warranties (including, without limitation, any warranties of originality, accuracy, completeness, timeliness, non-infringement, merchantability and fitness for a particular purpose) with respect to this information. Without limiting any of the foregoing, in no event shall any MSCI Party have any liability for any direct, indirect, special, incidental, punitive, consequential (including, without limitation, lost profits) or any other damages. The product(s) referred to herein is not sponsored, endorsed, issued, sold or promoted by MSCI. (www.msci.com)

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